Exhibit 16.1

M&K CPA, PLLC

June 12, 2014

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Re: Synergy Strips Corp.

Commission File No. 000-55098

Ladies and Gentlemen:

This letter will confirm that we reviewed Item 4.01 of the Amendment No. 1 to Form 8-K of Synergy Strips Corp. dated June 11, 2014, captioned "Changes in Registrant’s Certifying Accountant,” and that we agree with the statements made therein as they relate to M&K CPA, PLLC.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

/s/ M&K CPA, PLLC

M&K CPA, PLLC

Houston, Texas